UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by Registrant

Filed by Party other than Registrant	X

Check the appropriate box:

	Preliminary Proxy Statement	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

	Definitive Proxy Statement	Definitive Additional Materials

X	Soliciting Materials Pursuant to §240.14a-12

Silicon Storage Technology, Inc.

(Name of Registrant as Specified In Its Charter)

RILEY INVESTMENT MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.

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On April 10, 2008, Riley Investment Partners Master Fund, L.P. sent a letter to Silicon Storage Technology, Inc. nominating Bryant Riley, Eric Singer, Melvin Keating and Bob D’Agostino to the Board of Directors of Silicon Storage Technology, Inc. at the company’s 2008 annual meeting.  A copy of the Schedule 13D of Riley Investment Partners Master Fund, L.P. and other related parties disclosing the nominations is filed herewith.

INVESTOR NOTICES

Riley Investment Management LLC ("RIM") intends to file a proxy statement regarding the election of directors of Silicon Storage Technology, Inc. (the "Company") at the Company's 2008 annual meeting.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY RILEY INVESTMENT MANAGEMENT LLC (“RIM”) FROM THE SHAREHOLDERS OF SSTI FOR USE AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS OF SSTI WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders may obtain a free copy of any definitive proxy statement (when available) and other related materials filed by RIM with the Securities and Exchange Commission (the “SEC”) at the SEC's website at www.sec.gov.  In addition, RIM will provide copies of the proxy statement, if filed, without charge upon request.

The following may be deemed, under SEC rules, to be participants in the proxy solicitation: RIM; the officers and management of RIM; the individuals nominated by RIM affiliates for director, namely Bryant Riley, Eric Singer, Melvin Keating and Bob D’Agostino, and the following affiliates of RIM, which also beneficially own shares of the Company: Riley Investment Partners Master Fund, L.P., B. Riley & Co., LLC and B. Riley & Co. Retirement Trust.  Information regarding RIM and the other participants  and their direct or indirect interests is  available in RIM’s Schedule 13Ds.